Exhibit 10.5

COEXISTENCE AND TRADEMARK MATTERS AGREEMENT
by and between
TECHNIPFMC PLC
AND
TECHNIP ENERGIES N.V.

Dated as of February 15, 2021

Annex I	Defined Terms
Annex II	TFMC Marks
Annex III	TEN Marks

COEXISTENCE AND TRADEMARK MATTERS AGREEMENT
This COEXISTENCE AND TRADEMARK MATTERS AGREEMENT (this “Agreement”), is entered into effective as of February 15, 2021 (the “Effective Date”), by and between TechnipFMC plc, a public limited company formed under the Laws of England and Wales (“TFMC”) and Technip Energies N.V., a public limited liability company formed under the Laws of the Netherlands and a wholly owned subsidiary of TechnipFMC (“TEN”). TFMC and TEN are each a “Party” and are sometimes referred to herein collectively as the “Parties”.
RECITALS
WHEREAS, TFMC plc, acting together with its Subsidiaries, currently conducts the TFMC Business and the TEN Business;
WHEREAS, TFMC and TEN have entered into that certain Separation and Distribution Agreement, dated as of January 7, 2021 (the “Separation Agreement”) pursuant to which TEN will be separated from the rest of TFMC and will be established as a separate, publicly-traded company to operate the TEN Business;
WHEREAS, TFMC, together with its Affiliates, owns a family of Marks containing the element TECHNIP, including TECHNIP, TECHNIP FMC, and TECHNIP UMBILICALS, which were used in connection with both the TFMC Business and the TEN Business prior to the Separation;
WHEREAS, following the Separation, TFMC intends to continue to use the Technip-Formative Marks set forth in Annex II (the “TFMC Marks”) in connection with the TFMC Business; and TEN wishes to own and use the Technip-Formative Marks set forth in Annex III (the “TEN Marks”) in connection with the TEN Business, but has agreed to cease all use of the TFMC Marks, except as expressly set forth herein or in the Separation Agreement;
WHEREAS, in order to maintain the strength of the TFMC Marks and the TEN Marks, and in order to avoid any likelihood of confusion as to the source of their respective goods and services, the Parties have agreed to abide by certain restrictions in connection with the use and exploitation of the TFMC Marks and the TEN Marks, respectively, as specified in this Agreement;
WHEREAS, TFMC also owns certain Loading Arms Marks, and TEN desires (i) to use the Loading Arms Marks following the Separation on a transitional basis in connection with its marketing and sale of certain Loadings Arms Products, and (ii) to permit the continued use by Tokyo Boeki of the Loading Arms Marks following the Separation in accordance with the Tokyo Boeki License Agreement; and TFMC consents to the limited and transitional use of the Loading Arms Marks as specified in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I.
 OWNERSHIP
1.1     Ownership.

(a)            TFMC Marks. TEN acknowledges that, as between the Parties, TFMC is the sole and exclusive owner of all right, title and interest in and to the TFMC Marks and any rights related thereto.  TEN acknowledges and agrees that nothing in this Agreement shall give any member of the TEN Group any right, title, or interest in the TFMC Marks.

(b)            TEN Marks.  TFMC acknowledges that, as between the Parties, TEN is the sole and exclusive owner of all right, title and interest in and to the TEN Marks and any rights related thereto.  TFMC acknowledges and agrees that nothing in this Agreement shall give any member of the TFMC Group any right, title, or interest in the TEN Marks.  To the extent any of the TEN Marks are not owned as of the Effective Date by a member of the TEN Group, TFMC, on behalf of itself and the other members of the TFMC Group, hereby irrevocably assigns, conveys and transfers to TEN all right, title and interest in and to all TEN Marks, together with all goodwill associated therewith and the right to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, dilution, passing off, misappropriation or other violation of the TEN Marks.  TFMC shall, and shall cause all other members of the TFMC Group to, as applicable, execute and deliver all documents and take all other actions reasonably requested by TEN to effect the terms of this assignment, including recordation thereof in the applicable state and national trademark offices.

1.2     No Inconsistent Action.

(a)            TFMC Marks.  Without limiting TEN’s right to enforce the terms of this Agreement (including its right to use all TEN Marks and all variations, adaptations, translations, combinations and derivatives thereof as permitted in this Agreement), TEN shall not, and shall cause each other member of the TEN Group to not, directly or indirectly: (a) assert any claim of right in or ownership of the TFMC Marks, contest the validity or enforceability of the TFMC Marks or challenge TFMC’s right, title, interest in, or ownership of, the TFMC Marks, its registrations therefor or TFMC’s right to license the same; (b) interfere with, oppose or challenge any of TFMC’s applications for or registrations of the TFMC Marks (including domain name registrations) or interfere with, oppose or challenge the exploitation of the TFMC Marks by or on behalf of TFMC; (c) apply for, or assist or cause any other entity to apply for, the registration of any logo, symbol, trademark, service mark, company or corporate name, product name, domain name or commercial slogan that creates a likelihood of confusion with TFMC’s use of the TFMC Marks, as permitted hereunder; or (d) intentionally take any action that would have a material adverse effect on the value, reputation or goodwill of the TFMC Marks or tarnish the TFMC Marks or materially harm TFMC’s valuable goodwill in the TFMC Marks.

(b)            TEN Marks.  Without limiting TFMC’s right to enforce the terms of this Agreement, TFMC shall not, and shall cause each other member of the TFMC Group to not, directly or indirectly: (a) assert any claim of right in or ownership of the TEN Marks, contest the validity or enforceability of the TEN Marks or challenge TEN’s right, title, interest in, or ownership of, the TEN Marks, its registrations therefor or TEN’s right to license the same; (b) interfere with, oppose or challenge any of TEN’s applications for or registrations of the TEN Marks (including domain name registrations) or interfere with, oppose or challenge the exploitation of the TEN Marks by or on behalf of TEN; (c) apply for, or assist or cause any other entity to apply for, the registration of any logo, symbol, trademark, service mark, company or corporate name, product name, domain name or commercial slogan that creates a likelihood of confusion with TEN’s use of the TEN marks, as permitted hereunder; or (d) intentionally take any action that would have a material adverse effect on the value, reputation or goodwill of the TEN Marks or tarnish the TEN Marks or materially harm TEN’s valuable goodwill in the TEN Marks.

    1.3      No Likelihood of Confusion. The Parties acknowledge and agree that there is no likelihood of confusion between the use of the TFMC Marks by any member of the TFMC Group and the use of the TEN Marks by any member of the TEN Group, in each case as permitted hereunder or under the Separation Agreement.  In the event that any member of the TFMC Group seeks to register a TFMC Mark or any member of the TEN Group seeks to register a TEN Mark, as permitted hereunder, and the U.S. Patent and Trademark Office or applicable foreign or multinational intellectual property office (an “Applicable Trademark Office”) issues an office action with respect to any such application, or refuses to register or otherwise raises an issue or an objection with respect to the registration or ownership of such TFMC Mark or TEN Mark as a result of the ownership or use of Technip-Formative Marks by any member of the Group of the other Party, such other Party shall, and shall cause each other member of its Group to, upon request, reasonably cooperate in responding to the Applicable Trademark Office and provide any other reasonable assistance with respect thereto.

1.4  No License Granted. No license to or rights in any of the TFMC Marks have been conveyed or licensed to any member of the TEN Group under this Agreement or otherwise (except as expressly set forth in the Separation Agreement).  No license to or rights in any of the TEN Marks have been conveyed or licensed to any member of the TFMC Group under this Agreement or otherwise.
ARTICLE II.
 USE RESTRICTIONS

2.1     Restrictions on TEN.  TEN and its Affiliates (a) without limiting clauses (b) or (c) hereof, shall not use, and shall not permit any third party to use, any of the TEN Marks or any other Technip-Formative Marks with respect to any of the TEN Restricted Activities from the date hereof until the fifth (5th) anniversary of the Distribution Date, (b) will not use the TFMC Marks for any purpose (except as expressly set forth in the Separation Agreement), and (c) will not adopt or use the Technip Standalone Mark for any purpose (except as expressly set forth in the Separation Agreement).  Notwithstanding anything to the contrary herein, TEN and its Affiliates shall have the right to (i) use the TEN Marks in the form shown in Annex III, (ii) combine the TEN Marks with any other Marks or word elements and (iii) adopt or use any variation, adaptation, translation, combination or derivative of any Mark in the foregoing clauses (i) and (ii), including altering the color of or stylizing any such Mark, or using any such Mark as part of a logo that includes additional word or design elements, so long as, in the case of each of the foregoing clauses (ii) and (iii), any such combination, variation, adaptation, translation, combination, derivative, colorization, stylization, or logo is not confusingly similar to any TFMC Marks or any colorization, stylization, or logo that is then in use by any member of the TFMC Group with any TFMC Marks (or is the subject of a pending intent-to-use application) (it being understood that the use of “TECHNIP” in any of the Marks permitted to be used hereunder in and of itself shall not be considered to be confusingly similar to any TFMC Marks or any colorization, stylization, or logo that is then in use by any member of the TFMC Group with any TFMC Marks (or is the subject of a pending intent-to-use application)).

2.2     Restrictions on TFMC. TFMC and its Affiliates (a) without limiting clauses (b) or (c) hereof, shall not use, and shall not permit any third party to use, any of the TFMC Marks or any other Technip-Formative Marks with respect to any of the TFMC Restricted Activities from the date hereof until the fifth (5th) anniversary of the Distribution Date, (b) will not use or adopt the TEN Marks for any purposes, and (c) will not use or adopt the Technip Standalone Mark for any purpose.  Notwithstanding anything to the contrary herein, TFMC and its Affiliates shall have the right to (i) use the TFMC Marks in the form shown in Annex II, (ii) combine the TFMC Marks with any other Marks or word elements and (iii) adopt or use any variation, adaptation, translation, combination or derivative of any Mark in the foregoing clauses (i) and (ii), including altering the color of or stylizing any of such Mark, or using any such Mark as part of a logo that includes additional word or design elements, so long as, in the case of each of the foregoing clauses (ii) and (iii), any such combination, variation, adaptation, translation, combination, derivative, colorization, stylization, or logo is not confusingly similar to any TEN Marks or any colorization, stylization, or logo that is then in use by any member of the TEN Group with any TEN Marks (or is the subject of a pending intent-to-use application) (it being understood that the use of “TECHNIP” in any of the Marks permitted to be used hereunder in and of itself shall not be considered to be confusingly similar to any TEN Marks or any colorization, stylization, or logo that is then in use by any member of the TEN Group with any TEN Marks (or is the subject of a pending intent-to-use application)).
ARTICLE III.
 PROSECUTION AND ENFORCEMENT
3.1     Registration of Marks.

(a)            By TEN.  Any member of the TEN Group may, in its sole discretion and at its sole expense, seek to apply for the registration of the TEN Marks or any other Mark permitted to be used by TEN under Section 2.1 in any jurisdiction.

(b)            By TFMC.  Any member of the TFMC Group may, in its sole discretion, seek to apply for the registration of the TFMC Marks or any other Mark permitted to be used by TFMC under Section 2.2 in any jurisdiction.

3.2     Domain Name Registrations.

(a)            By TEN.  Any member of the TEN Group shall have the right, in its sole discretion and at its sole expense, to register and/or renew in such member’s name any internet domain names consisting of any TEN Marks or any other Mark permitted to be used by TEN under Section 2.1; provided that, until the fifth (5th) anniversary of the Distribution Date, the use of any such domain names is limited to use outside of the field of the TEN Restricted Activities.

(b)            By TFMC.  Any member of the TFMC Group shall have the right, in its sole discretion and at its sole expense, to register and/or renew in such member’s name any internet domain names consisting of any TFMC Marks or any other Mark permitted to be used by TFMC under Section 2.2; provided that, until the fifth (5th) anniversary of the Distribution Date, the use of any such domain names is limited to use outside of the field of the TFMC Restricted Activities.
3.3     Cooperation.  Each Party shall execute all documents and take all other actions, in each case, reasonably requested by the other Party in connection with any (a) application or registration sought by such other Party as permitted under Sections 3.1 or 3.2, or (b) enforcement by such other Party of any TFMC Marks (if such other Party is TFMC) or TEN Marks (if such other Party is TEN).
ARTICLE IV.
TRANSITIONAL USE OF LOADING ARMS MARKS

4.1     Ownership.  Notwithstanding any inference or prior course of conduct to the contrary and except as provided below, in no event shall TEN or any of its Subsidiaries acquire or have any right to use or any other right, title or interest in or to the Loading Arms Marks, or anything confusingly similar thereto, all rights to which, and the goodwill represented thereby, shall be retained by TFMC.

4.2     Transitional Use.  Following the Effective Date, TEN shall use commercially reasonable efforts to cease all use of the Loading Arms Marks.  Subject to the terms and conditions of this Agreement, TFMC hereby grants to TEN a non-exclusive, limited, royalty-free, fully paid-up, transferable (as set forth in Section 7.12), sublicensable (solely to other members of the TEN Group and any of its or their manufacturers, suppliers, contractors and distributors), worldwide license to: (a) use the Loading Arms Marks in connection with the TEN Group’s marketing or sale of any Loading Arms Products, including the appearance of the Loading Arms Marks on the cast or forged bodies of Loadings Arms Products that are manufactured by or on behalf of the TEN Group using existing tooling that bears such Loading Arms Marks; and (b) permit Tokyo Boeki to use the Loading Arms Marks pursuant to the terms of the Tokyo Boeki License Agreement, in each case of the foregoing clauses (a) and (b), until September 9, 2023, or, with respect to such clause (b), the termination of the Tokyo Boeki License Agreement, if earlier; provided that (x) the use of the Loading Arms Marks by Tokyo Boeki is subject to Tokyo Boeki’s compliance with the terms of the Tokyo Boeki License Agreement (including all quality control provisions therein), which Contract shall be enforced by TEN, and which Contract shall not be amended without TFMC’s prior written consent, (y) the use of the Loading Arms Marks by TEN shall be, in all material respects, in substantially similar form and manner, as such Loading Arms Marks were used in connection with the Loading Arms Products during the one (1) year period prior to the Effective Date, and (z) the Loading Arms Products manufactured by or on behalf of TEN and which are identified with the Loading Arms Marks are, in all material respects, of substantially similar quality as the Loading Arms Products that were manufactured by or on behalf of TFMC and its Affiliates during the one (1) year prior to the Effective Date.

4.3     Liability; Loading Arms Indemnity. TEN acknowledges that, except as expressly set forth in Section 4.2, nothing in this Agreement shall give TEN any right, title or interest in the Loading Arms Marks and that any use by TEN, its Affiliates or Tokyo Boeki of the Loading Arms Marks following the Effective Date is at TEN’s risk, without representation or warranty of any kind. Except as otherwise specifically set forth in this Agreement, to the fullest extent permitted by Law, TEN shall, and shall cause the other members of the TEN Group to, indemnify, defend and hold harmless TFMC, each member of the TFMC Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “TFMC Indemnitees”) from and against any and all Liabilities resulting from a demand, claim, lawsuit, or action asserted by any third Person against any of the TFMC Indemnitees to the extent such Liabilities arise out of or are in connection with (a) the manufacture, distribution, and/or sale of the Loading Arms Products under the Loading Arms Marks by or on behalf of TEN or Tokyo Boeki, and their contract manufacturers and distributors, or (b) the use of the Loading Arms Marks by TEN, Tokyo Boeki, or their manufacturers and distributors, in each case of the foregoing clauses (a) and (b), after the Effective Time.
ARTICLE V.
 TERM AND TERMINATION
5.1     Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and remain in effect perpetually and irrevocably, except to the extent set forth in Section 5.2 below, or by an agreement in writing signed by the TFMC and TEN.
5.2     Termination.

(a)            Effect of Separation Agreement Termination.  In the event the Separation Agreement is terminated, this Agreement shall automatically become null and void and no Party, nor any Party’s directors, officers or employees, shall have any Liability of any kind to any Person by reason of this Agreement.

(b)            Termination on Sale to Competitor.

(i)            TEN.  If TEN is acquired by (whether by sale of assets, sale of stock, or otherwise) or merged with or into a Competitor of TFMC, TFMC may require TEN, upon written notice, to cease all use of any Technip-Formative Marks within twelve (12) months after the date of completion of such transaction, and TEN shall not thereafter use or adopt any Technip-Formative Marks.  TFMC may also require in such notice that TEN shall either (i) expressly abandon any pending applications for the registration of any Technip-Formative Marks, (ii) surrender for cancellation any registrations of any Technip-Formative Marks, or (iii) at TFMC’s option, assign any Technip-Formative Marks and the applicable applications or registrations to TFMC.  Subject to the survival of the foregoing covenant, this Agreement will terminate with immediate effect.  Upon any such termination, the following provisions will survive:  Sections 1.1(a), 1.2,(a), and 5.2(b), and Articles IV, VI, and VII.  For purposes of the surviving provisions, any such Technip-Formative Marks assigned to TFMC shall be deemed to be TFMC Marks.

(ii)            TFMC.  If TFMC is acquired by (whether by sale of assets, sale of stock, or otherwise) or merged with or into a Competitor of TEN, TEN may require TFMC, upon written notice, to cease all use of any Technip-Formative Marks within twelve (12) months after the date of completion of such transaction, and TFMC shall not thereafter use or adopt any Technip-Formative Marks.  TEN may also require in such notice that TFMC shall either (i) expressly abandon any pending applications for the registration of any Technip-Formative Marks, (ii) surrender for cancellation any registrations of any Technip-Formative Marks, or (iii) at TEN’s option, assign any Technip-Formative Marks and the applicable applications or registrations to TEN.  Subject to the survival of the foregoing covenant, this Agreement will terminate with immediate effect.  Upon any such termination, the following provisions will survive:  Sections 1.1(b), 1.2,(b), and 5.2(b),  and Articles IV, VI, and VII.  For purposes of the surviving provisions, any such Technip-Formative Marks assigned to TEN shall be deemed to be TEN Marks.
ARTICLE VI.
 DISPUTE RESOLUTION
6.1     Dispute Resolution.  Any and all disputes, controversies and claims arising hereunder, including with respect to the validity, interpretation, performance, breach or termination of this Agreement shall be resolved through the procedures provided in Article VI of the Separation Agreement.
ARTICLE VII.
 MISCELLANEOUS
7.1     Corporate Power.

(a)            TFMC represents on behalf of itself and each other member of the TFMC Companies, and TEN represents on behalf of itself and each other member of the TEN Companies, as follows:

(i)            each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)            this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(b)            Each Party acknowledges that it and each other Party may execute this Agreement by facsimile, stamp or mechanical signature. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

7.2     Modification or Amendments.  Subject to the provisions of applicable Law, and except as otherwise provided in this Agreement, this Agreement may be amended, modified or supplemented only by written instrument signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced; provided, at any time prior to the Effective Time, the terms and conditions of this Agreement, including terms relating to the Transactions, may be amended, modified or abandoned by and in the sole and absolute discretion of the TFMC Board without the approval of any Person, including TFMC or TEN.

7.3     Waivers of Default.  Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

7.4     Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

7.5     Governing Law.  This Agreement (and any claims arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, irrespective of the choice of laws principles of the State of New York, including all matters of validity, construction, effect, enforceability, performance and remedies.

7.6     Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by prepaid overnight courier (providing written proof of delivery), or by confirmed facsimile transmission or electronic mail (with confirmed receipt), addressed as follows:
If to TFMC, to:
TechnipFMC plc
One St. Paul’s Churchyard,
London EC4M 8AP, United Kingdom
Attention: Victoria Lazar
Email: victoria.lazar@technipfmc.com

with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
Attention: Ryan Maierson
Email: ryan.maierson@lw.com
Attention: Christopher R. Drewry
Email: christopher.drewry@lw.com

If to TEN, to:
Technip Energies N.V.
6-8 Allée de l’Arche, Faubourg de l’Arche, ZAC Danton, 92400 Courbevoie, France
Attention: Bruno Vibert
Email: bruno.vibert@technipfmc.com
Attention: Stephen Siegel
Email: stephen.siegel@technipfmc.com

with a copy (which shall not constitute notice) to:
Davis & Polk Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: William Aaronson
Email: william.aaronson@davispolk.com
Attention: Jacques Naquet-Radiguet
Email: jacques.naquet@davispolk.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

7.7     Entire Agreement.  This Agreement (including any annexes hereto), together with the Separation Agreement and the other Ancillary Agreements constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

7.8     No Third-Party Beneficiaries.  The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person (including, without limitation, any shareholders of TFMC or shareholders of TEN) except the Parties hereto any rights or remedies hereunder.  There are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third Person (including, without limitation, any shareholders of TFMC or shareholders of TEN) with any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

7.9     Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.10     Interpretation.  The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, Schedule to, Annex to or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. All references in this Agreement to “$” are intended to refer to United States dollars and all references to “EUR” are to the lawful currency of the European Union. Any reference to a particular Law or Contract means such Law or Contract as amended, modified or supplemented (including, with respect to any such Law, all rules and regulations promulgated thereunder) and, unless otherwise provided, as in effect from time to time.

7.11     Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings specified or referred to in Annex I, or if not defined therein, in the Separation Agreement.

7.12     Assignment.

(a)            TEN shall not assign or transfer any of the TEN Marks to any Competitor of TFMC without TFMC’s prior written consent, and TFMC shall not assign or transfer any of the TFMC Marks to any Competitor of TEN without TEN’s prior written consent. Subject to the foregoing, nothing herein shall restrict a Party from assigning or transferring any Marks it owns (whether by Contract, by operation of Law, by virtue of a merger or consolidation with any surviving entity, or otherwise); provided that the assigned or transferred Marks shall remain subject to, and the applicable assignee or transferee agrees in writing to be bound by the terms and conditions of, this Agreement.

(b)            Subject to and without limiting subsection (a) above, neither Party may assign this Agreement to any Person and any attempt to do so shall be void.  Notwithstanding the foregoing, either Party may (i) transfer all or a part of their respective rights and obligations under this Agreement to their respective Affiliates; (ii) transfer all or part of their respective rights and obligations under this Agreement to any third party in connection with an acquisition of such Party (whether by merger, consolidation, sale of assets, sale or exchange of stock, by operation of Law or otherwise and whether in a single or multiple transactions); and (iii) transfer all or part of its respective rights and obligations under this Agreement to any third party in connection with an acquisition of a discrete business unit or division of such Party (whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise), provided that business unit or division is capable of being operated on a standalone basis, and provided that the coexistence terms hereunder shall not extend beyond the business unit or division being sold; and provided that, in each of the above cases, such transferee, assignee or successor agrees to be bound by the terms of this Agreement. This Agreement shall not be assigned or otherwise transferred in whole or in part by either Party to any Competitor of the other Party without the other Party’s prior written consent, which may not be unreasonably withheld, delayed or conditioned. Further, each Party may collaterally assign its rights under this Agreement to its lenders or other financing sources, provided that, upon foreclosure, (A) any assignee or transferee of all or part of this Agreement agrees to be bound by the terms of this Agreement, and (B) this Agreement shall not be assigned or otherwise transferred in whole or in part in connection with such foreclosure to any Competitor of the other Party without the other Party’s prior written consent, which may not be unreasonably withheld, delayed or conditioned.

(c)            Subject to subparagraphs (a) and (b) above, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors (whether by Contract, operation of Law or otherwise) and permitted assigns.

7.13     Specific Performance; Other Equitable Relief.  Each Party hereby acknowledges and agrees that (i) irreparable damage would occur if any provision of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached, and (ii) remedies at Law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss that any other Party would suffer as a result.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (without necessity of posting bond or other security (any requirements therefor being expressly waived)), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (i) the other Party has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any party seeking an injunction or injunctions to prevent breaches of the Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

7.14     Construction.  This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement, the Separation Agreement or any of the other Ancillary Agreements. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

7.15     Performance.  Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

7.16     Other Agreements.  Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Separation Agreement or the other Ancillary Agreements.
[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.
TECHNIPFMC PLC
By:	/s/ Alf Melin
Name:	Alf Melin
Title:	Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

TECHNIP ENERGIES N.V.
By:	/s/ Bruno Vibert
Name:	Bruno Vibert
Title:	Chief Financial Officer

Annex I
Defined Terms
“Competitor” means (a) in respect of TFMC, any Person identified as a competitor to TFMC or any of its Affiliates in the most recent annual report or proxy of TFMC; and (b) in respect of TEN, any Person identified as a competitor to TEN or any of its Affiliates in the most recent annual report or proxy of TEN.
 “Loading Arms Marks” means the “FMC”, “WECO” and “CHIKSAN” Marks that are owned or licensed by TFMC and that are used in connection with the marketing and sale of the Loading Arms Products as of the Effective Date, including the Marks listed on Schedule C of the Tokyo Boeki License Agreement.
“Loading Arms Products” means the products (or components thereof) of the TEN Business that were marketed and sold by TFMC and its Affiliates prior to the Effective Date under the Loading Arms Marks.
“Marks” means all trademarks, service marks, trade names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.
“Technip-Formative Marks” means any Marks that are comprised of or include TECHNIP as an element.
“Technip Standalone Mark” means the Mark “TECHNIP” on a standalone basis.
“Tokyo Boeki” means Tokyo Boeki Machinery Ltd;
“Tokyo Boeki License Agreement” means the Exclusive License Agreement for Onshore Equipment, executed by FMC Technologies SA and Tokyo Boeki September 9, 2013, which as a result of an assignment and novation, is as of the Effective Date, by and between TEN and Tokyo Boeki.

Other Defined Term References
Defined Term	Section
Affiliate	Separation Agreement
Agreement	Preamble
Ancillary Agreements	Separation Agreement
Contract	Separation Agreement
Distribution Date	Separation Agreement
Effective Date	Preamble
Effective Time	Separation Agreement
Governmental Entity	Separation Agreement
Law	Separation Agreement
Liabilities	Separation Agreement
Party(ies)	Preamble
Person	Separation Agreement
Separation	Recitals
Separation Agreement	Recitals
Spin-Off	Recitals
Subsidiary	Separation Agreement
TEN	Preamble
TEN Business	Separation Agreement
TEN Marks	Separation Agreement
TEN Restricted Activities	Separation Agreement
TFMC Business	Separation Agreement
TFMC Indemnitees	Section 4.3
TFMC Marks	Recitals
TFMC Restricted Activities	Separation Agreement
Term	Section 5.1